Exhibit 99.B(16)(b)

SEI EXCHANGE TRADED FUNDS

POWER OF ATTORNEY

I, the undersigned officer of SEI Exchange Traded Funds, a Delaware statutory trust (the “Trust”), do hereby constitute and appoint the Chief Executive Officer and Secretary of the Trust, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, the Registration Statement for the Trust on Form N-14 with regard to the reorganization of the SIMT High Yield Bond Fund, a series of SEI Institutional Managed Trust, into the SEI High Yield Bond & Alternative Credit ETF, a series of the Trust, and any and all Amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the U.S. Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

/s/ Glenn Kurdziel	Date: March 9, 2026
Glenn Kurdziel
Chief Financial Officer and Controller